Exhibit 24

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-93162) under the Securities Act of 1933 of DIMON Incorporated Personal Account Plan of our report dated September 9, 2004, contained in the Annual Report on Form 11-K under the Securities Exchange Act of 1934 for the year ended June 30, 2004, of DIMON Incorporated Personal Account Plan.

/s/ Snead and Williams, P.L.L.C.
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Snead and Williams, P.L.L.C.
Danville, Virginia
September 21, 2004

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